EXHIBIT 10l

                    DEFERRED COMPENSATION AGREEMENT
                    _______________________________

    	This Deferred Compensation Agreement is made and entered into this 6 day of May, 1998, by and between Brown & Brown, Inc., a Florida corporation and wholly-owned subsidiary of Poe & Brown, Inc.
(collectively, "Company"), and  Kenneth E. Hill ("Hill").

                                Background

    	The parties entered into an Agreement dated April 27, 1993, which they now wish to clarify to reflect, among other things, that Hill may begin to receive payments prior to the date that he retires from employment with the Company, and to fix the amounts to be paid to Hill by the Company. Therefore, the parties are entering into this Deferred Compensation Agreement, which will replace the Agreement described above.

                                  Terms

    	1.	Payments to Hill.  (a)  In consideration of services which have been rendered to the Company by Hill prior to the date of this Deferred Compensation Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, commencing June 1, 1998, and continuing annually thereafter for a period of ten years, the Company will pay Hill the sum of Two Hundred and Seventy-Six Thousand Seven
Hundred Ninety-Two and 00/100 Dollars ($276,792.00) per annum, less applicable payroll taxes, which shall be withheld by the Company.
Company shall be responsible for payment of the employer's portion of FICA and Medicare tax related to these payments. It is understood and agreed that any and all loans made to Hill by the Company have been fully repaid, and that Hill has no further obligation to the Company for any such loans.

        		(b)	If Hill dies before receiving ten annual payments, the
Company shall continue to make such annual payments to Hill's wife if she survives him, or to the personal representative of Hill's estate in the event that Hill's wife fails to survive him.  In the event that
Hill's wife survives Hill, but dies before all ten payments provided for herein have been made by the Company, the Company shall pay the remaining annual payments to the personal representative of Hill's estate, or to such other beneficiary or beneficiaries as may have been designated by Hill to the Company in writing, or in his last will.

    	2.	Entire Agreement.  Upon execution of this Deferred Compensation
Agreement, the Agreement between the parties dated April 27, 1993, shall terminate, and have no further force or effect, and neither party shall have any rights under that agreement.

     3. Successors and Assigns. This Deferred Compensation Agreement shall be binding on and inure to the benefit of any successor or successors of the Company and the legal representatives and heirs of Hill.

    	IN WITNESS WHEREOF, the parties have executed this Deferred Compensation Agreement this __ day of May, 1998.

WITNESSES:					                        COMPANY


  /s/ WILLIAM ZIMMER	                		By:	/s/ J. HYATT BROWN
_____________________							              _______________________
                                          J. Hyatt Brown
  /s/ JANE S. JENS                   					President
_____________________
As to Company

<PAGE 2>

  /s/ JANET JEWELL		                   			/s/ KENNETH E. HILL
___________________                       _________________________
                                     					Kenneth E. Hill
  /s/  DIANE JONES
____________________
As to Hill